Exhibit 99.1

FOR IMMEDIATE RELEASE

FOR MORE INFORMATION

Media

Toni Beck

713-394-5093

tbeck@wm.com

Analysts

Ed Egl

713-265-1656

eegl@wm.com

Waste Management Statement on the Passing of Non-Executive Chairman of the Board, W. Robert Reum

HOUSTON - FEB. 7, 2017 - Waste Management, Inc. (NYSE: WM) issued the following statement from Jim Fish, president and chief executive officer, on the passing of its chairman of the board, W. Robert (Bob) Reum, this weekend.

“We are deeply saddened by Bob’s passing and, on behalf of the entire Waste Management team, we extend our deepest sympathies to his family and friends,” said Jim Fish. “As board chair, his steady hand and thoughtful insights guided and strengthened us and we will greatly miss him and his contributions.”

Mr. Reum was Waste Management’s non-executive chairman of the board since 2012 and served on the board of directors since 2003.

ABOUT WASTE MANAGEMENT

Waste Management, based in Houston, Texas, is the leading provider of comprehensive waste management services in North America. Through its subsidiaries, the company provides collection, transfer, recycling and resource recovery, and disposal services. It is also a leading developer, operator and owner of landfill gas-to-energy facilities in the United States. The company’s customers include residential, commercial, industrial, and municipal customers throughout North America. To learn more information about Waste Management visit www.wm.com or www.thinkgreen.com.

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